POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints Xi-Yong (Sean) Fu, Kyler Lei, Lorraine Lin, Joanna Wu and Shelby DeLucia associated with the Company (as defined below), and each of them, with full power to act without the other, signing singly, as the undersigned’s true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)
execute for, and on behalf of, the undersigned, in the undersigned’s capacity as an officer and/or director of NovaBridge Biosciences, a Cayman Islands exempted company with limited liability (including any successor thereto, the “Company”), Forms 3, 4, and 5 relating to the Company in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”);
(2)
seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information;
(3)
do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5, and any amendments thereto, or other required report and timely file such Forms or reports with the United States Securities and Exchange Commission (the “SEC”), the NASDAQ Stock Market and any stock exchange or similar authority as considered necessary or advisable under Section 16(a) of the Exchange Act, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Form 3, 4 and 5 electronically with the SEC; and
(4)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact' s sole discretion.

The undersigned acknowledges that:

(1)
the foregoing attorneys-in-fact are serving in such capacity at the request of the undersigned;
(2)
this Power of Attorney authorizes, but does not require, such attorneys-in-fact to act in his or her discretion on information provided to such attorneys-in-fact without independent verification of such information;
(3)
any documents prepared, executed, acknowledged and/or delivered by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorneys-in-fact, in his or her discretion, deems necessary or desirable;
(4)
neither the Company nor such attorneys-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirement of the Exchange Act or (ii) any liability of the undersigned for any failure to comply with such requirements; and
(5)
this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked as to any attorney-in-fact by the undersigned in a signed writing delivered to such attorney-in-fact.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of February 2026.

/s/ Robert Lenz
Robert Lenz